UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

MONTALVO SPIRITS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36546	27-4004890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5301 N. Commerce Ave., Suite F Moorpark, California 93021
(Address of principal executive offices)

(818) 266-9286
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 30, 2015, Montalvo Spirits, a Nevada corporation (the “Company”), consummated a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company sold to the Investor a convertible note in the principal amount of $84,000.00, bearing interest at the rate of 8% per annum (the “Convertible Note”).  The Convertible Note contains customary default provisions, including provisions for potential acceleration of the Convertible Note, a default premium and a default interest rate.  The Convertible Note is payable, along with any and all accrued interest, on December 23, 2015.

The Company has the option to prepay the Note, along with an interest premium, at any time during the first 180 days after issuance, such issuance premium dependent on the date of prepayment.  Upon the occurrence of an event of default, as described in the Convertible Note, the Investor can declare the entire amount of principal and interest then due on the Convertible Note immediately due and payable and require the Company to pay a premium default payment.

The principal balance of the Convertible Note is convertible into shares of the Company’s common stock, par value $0.001 per share, at the election of the holder, beginning 180 days after the issuance of the Convertible Note.  The conversion price is equal to the Market Price (as such term is defined in the Convertible Note) multiplied by 61%.  The Investor is prohibited from converting the Convertible Note into shares of the Company’s common stock to the extent that such conversion would result in the Investor beneficially owning more than 4.99% of the Company’s common stock, subject to 61 days prior written notice to the Company from the Investor of the Investor’s intention to waive or modify such provision.

The foregoing description of the Convertible Note and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Convertible Note and the Securities Purchase Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02                      Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.  The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).  In addition, the sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding its investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONTALVO SPIRITS, INC.

Date: April 2, 2015	By:	/s/ Alex Viecco
Name: Alex Viecco
Title: Chief Executive Officer